EXHIBIT 5.1

[Letterhead of Orrick, Herrington & Sutcliffe LLP]

May 21, 2003

ICOS Corporation

22021-20th Avenue S.E.

Bothell, WA 98021

Re:	ICOS Corporation
Registration	Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), in the form being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by ICOS Corporation, a Delaware corporation (the “Company”), of the following securities of the Company with an aggregate offering price of up to $150,000,000: (i) certain debt securities or convertible debt securities (collectively, the “Debt Securities”); and (ii) common stock, par value $0.01 per share (the “Common Stock”), including Common Stock that may be issued upon conversion of the Debt Securities. The offering of the Debt Securities and the Common Stock will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on and subject to the foregoing, we are of the opinion that:

1.    The Debt Securities will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate action of the Company, and have been established so as not to violate any applicable law; (b) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; (c) the Registration Statement has become effective; (d) an indenture relating to the Debt Securities (the “Indenture”) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (e) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto and the Indenture or any applicable supplemental indenture that has been qualified under the TIA.

2.    The Common Stock will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto; and (c) the Company has received the consideration for the shares of Common Stock as approved by the Board.

The opinion set forth in paragraph (1) above is subject, as to enforcement, to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers or conveyances, preferences and equitable subordination) and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP